UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320

(Address of principal executive offices and zip code)

(248) 452-9866

(Registrant's telephone number including area code)

Not applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement

Effective as of December 31, 2018, the Board of Directors extended to December 31, 2019 the Change in Control Agreements (the “Agreements”), which the Registrant entered into on December 31, 2017 with both of its executive officers. The Agreements with each of the executive officers provide that if a Change of Control (as defined in the Agreements) occurs and the participant is not offered substantially equivalent employment with the successor corporation or the participant’s employment is terminated without Cause (as defined in the Agreements) during the three month period prior to the Change of Control or the 24 month period following the Change of Control, then 100% of such participant’s unvested options will be fully vested and the restrictions on his restricted shares will lapse.  The Agreements also provide for severance payments of 500% of base salary and target bonus in such event.  The Agreements terminate on December 31, 2019, with the provision that if a Change of Control occurs prior to the termination date, the obligations of the Agreements will remain in effect until they are satisfied or have expired.

The foregoing description of the Agreements is qualified in its entirety by reference to the copies of the Agreements, a form of which is attached hereto as Exhibit 10.01 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.01 – Form of Amended Change in Control Agreement dated December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Dated: January 7, 2019	By:	/s/ Philip M. RICE II
Name: Philip M. Rice, II
Title: Chief Financial Officer